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                               Exhibit 3.2.a.



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                                   BYLAWS

                                     OF

                       VICEROY ACQUISITION CORPORATION



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
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                                       TABLE OF CONTENTS
                                                                                           Page
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
ARTICLE 1 - Offices..........................................................................1
         1.1.     Delaware Office............................................................1
         1.2.     Other Offices..............................................................1
ARTICLE 2 - Meeting of Stockholders..........................................................1
         2.1.     Place of Meetings..........................................................1
         2.2.     Annual Meeting.............................................................1
         2.3.     Special Meetings...........................................................1
         2.4.     Notice of Meetings.........................................................1
         2.5.     Quorum.....................................................................2
         2.6.     Adjournments...............................................................2
         2.7.     Voting and Proxies.........................................................2
         2.8.     Action at Meeting..........................................................3
                  2.8.1.   Requisite Vote....................................................3
                  2.8.2.   Business to be Conducted..........................................3
                  2.8.3.   Business to be Brought by Stockholders............................3
         2.9.     Inspectors.................................................................3
         2.10.    Action without Meeting.....................................................4
ARTICLE 3 - Directors........................................................................4
         3.1.     General Powers.............................................................4
         3.2.     Number; Election and Qualification.........................................5
         3.3.     Enlargement of the Board of Directors......................................5
         3.4.     Tenure.....................................................................5
         3.5.     Vacancies..................................................................5
         3.6.     Resignation................................................................6
         3.7.     Place of Meetings..........................................................6
         3.8.     Regular Meetings...........................................................6
         3.9.     Special Meetings...........................................................6
         3.10.    Notice of Special Meetings.................................................6
         3.11.    Meetings by Telephone Conference Calls.....................................6
         3.12.    Quorum.....................................................................6
         3.13.    Action at Meeting..........................................................6
         3.14.    Action by Consent..........................................................6
         3.15.    Removal....................................................................7
         3.16.    Compensation of Directors..................................................7
ARTICLE 4 - Committees of the Board of Directors.............................................7
         4.1.     Appointment and Powers of Executive Committee..............................7
         4.2.     Appointment and Powers of Audit Committee..................................7
         4.3.     Appointment and Powers of Nominating Committee.............................7
         4.4.     Compensation Committee; Other Committees...................................8
         4.5.     Powers of Such Committees..................................................8
         4.6.     Action by Consent; Participation by Telephone or Similar Equipment.........8
         4.7.     Resignations; Removals.....................................................8
ARTICLE 5 - Officers.........................................................................8


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         5.1.     Enumeration................................................................8
         5.2.     Election...................................................................8
         5.3.     Qualification..............................................................9
         5.4.     Tenure.....................................................................9
         5.5.     Resignation and Removal....................................................9
         5.6.     Vacancies..................................................................9
         5.7.     Chairman of the Board and Vice-Chairman of the Board.......................9
         5.8.     Chief Executive Officer....................................................9
         5.9.     President..................................................................9
         5.10.    Vice Presidents...........................................................10
         5.11.    Secretary and Assistant Secretaries.......................................10
         5.12.    Treasurer and Assistant Treasurers........................................10
         5.13.    Salaries..................................................................10
         5.14.    Delegation of Authority...................................................10
         5.15.    Bonds of Officers.........................................................10
ARTICLE 6 - Capital Stock...................................................................11
         6.1.     Issuance of Stock.........................................................11
         6.2.     Certificates of Stock.....................................................11
         6.3.     Stock List................................................................11
         6.4.     Transfers.................................................................11
         6.5.     Lost, Stolen or Destroyed Certificates....................................11
         6.6.     Record Date...............................................................12
                  6.6.1.   Fixing of Record Date............................................12
                  6.6.2.   Stockholder Consents.............................................12
                  6.6.3.   Adjourned Meetings...............................................12
         6.7.     Regulations...............................................................12
ARTICLE 7 - Contracts, Checks, Loans, Deposits, Etc. .......................................12
         7.1.     Contracts.................................................................12
         7.2.     Checks, Etc. .............................................................12
         7.3.     Loans.....................................................................13
         7.4.     Deposits..................................................................13
ARTICLE 8 - Notices.........................................................................13
         8.1.     Notices...................................................................13
         8.2.     Waiver of Notice..........................................................13
ARTICLE 9 - General Provisions..............................................................13
         9.1.     Fiscal Year...............................................................13
         9.2.     Corporate Seal............................................................13
         9.3.     Voting of Securities of Other Corporations................................14
         9.4.     Evidence of Authority.....................................................14
         9.5.     Certificate of Incorporation..............................................14
         9.6.     Transactions with Interested Parties......................................14
         9.7.     Severability..............................................................14
         9.8.     Construction..............................................................14
         9.9.     Facsimile Signatures......................................................15
         9.10.    Reliance Upon Books, Reports and Records..................................15
         9.11.    Time Periods..............................................................15
ARTICLE 10 - Amendments.....................................................................15

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         10.1.    By the Board of Directors.................................................15
         10.2.    By the Stockholders.......................................................15

                                    iii

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                                   BYLAWS
                                     OF
                       VICEROY ACQUISITION CORPORATION


                            ARTICLE 1 - OFFICES

         1.1. DELAWARE OFFICE. The office of Viceroy Acquisition Corporation (the "CORPORATION") within the State of Delaware will be in the City of Wilmington.

         1.2. OTHER OFFICES. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places either within or without the State of Delaware as the board of directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine or the business of the Corporation may require.

                    ARTICLE 2 - MEETING OF STOCKHOLDERS

         2.1. PLACE OF MEETINGS. All meetings of holders of shares of capital stock of the Corporation ("STOCKHOLDERS") will be held at the executive office of the Corporation or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or the chief executive officer of the Corporation (the "CHIEF EXECUTIVE OFFICER") or specified or fixed in the respective notices or waivers of notice thereof. If not so designated, a meeting of the Stockholders will be held at the executive office of the Corporation.

         2.2. ANNUAL MEETING. An annual meeting of Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting ("ANNUAL MEETING") will be held at such place, on such date and at such time as the Board of Directors or the Chief Executive Officer each year fixes, which date will be within thirteen months of the last Annual Meeting. If no Annual Meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the Annual Meeting, and any action taken at that special meeting will have the same effect as if it had been taken at the Annual Meeting, and in such case all references in these Bylaws to the Annual Meeting will be deemed to refer to such special meeting.

         2.3. SPECIAL MEETINGS. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of Stockholders may be called at any time but only by the Chief Executive Officer, the chairman of the Board of Directors (the "CHAIRMAN") or by the Board of Directors pursuant to a resolution approved by a majority of the then directors. Business transacted at any special meeting of Stockholders will be limited to matters relating to the purpose or purposes stated in the notice of the meeting unless this requirement is waived in accordance with these Bylaws or with applicable law.

         2.4. NOTICE OF MEETINGS. Except as otherwise may be required by law, notice of each meeting of Stockholders, whether an Annual Meeting or a special meeting: (i) must be in writing; (ii) must be delivered or sent by mail not less than ten nor more than sixty days before the date of such meeting to each Stockholder entitled to vote at such meeting; and (iii) must state the place, date and hour of the meeting. The notice of a special meeting must also state the purpose or purposes for which the meeting is called and must indicate that such notice is being issued by or at the direction of the persons calling the meeting. If mailed, such notice must be directed to each Stockholder at such Stockholder's address as it appears on the stock records of the Corporation unless such Stockholder has filed with the secretary of the Corporation (the "SECRETARY") a written request that notices to such Stockholder be mailed to some other address in which case it will be directed to such Stockholder at such other address. If mailed, notice is


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deemed given when deposited in the United States mail, postage prepaid and addressed as set forth in the immediately preceding sentence.

         2.5. QUORUM. Except as otherwise provided by law, the Corporations' certificate of incorporation (the "CERTIFICATE OF INCORPORATION") or these Bylaws, at each meeting of the Stockholders, the holders of shares of stock possessing a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy at such meeting, constitute a quorum for the transaction of any business of the Corporation. Where a separate vote by a class or classes is required, the holders of shares of stock possessing a majority of the voting power of such class or classes present in person or represented by proxy at such meeting constitute a quorum entitled to take action with respect to that vote on that matter.

         2.6. ADJOURNMENTS. Any meeting of Stockholders may be adjourned to any other time and to any other place at which a meeting of Stockholders may be held under these Bylaws by the Chief Executive Officer or Chairman or, in their absence, by any other officer of the Corporation entitled to preside at or to act as secretary of such meeting, whether or not a quorum is present or represented by proxy at such meeting. In addition, in the absence of a quorum at any meeting of Stockholders, or at any adjournment or adjournments thereof, the holders of shares possessing a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum is present or represented by proxy. It is not necessary to notify any Stockholder of any adjournment of thirty days or less if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless after the adjournment a new record date is fixed by the Board of Directors for the adjourned meeting. Notice of the time and place will be duly given to all Stockholders of record and entitled to vote at the adjourned meeting of any adjournment of more than thirty days. At any such adjourned meeting at which a quorum is present or represented by proxy, the Corporation may transact any business which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

         2.7. VOTING AND PROXIES. Except as otherwise provided in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation and these Bylaws establishing a series of preferred stock of the Corporation ("PREFERRED STOCK"), at each meeting of Stockholders, each holder of shares of the Corporation's common stock, par value $.0001 per share ("COMMON STOCK"), will be entitled to the respective number of votes as set forth in the Certificate of Incorporation, in each case determined with reference to the number of shares of Common Stock standing in such holder's name on the stock records of the Corporation maintained in accordance with Section 6.3: (i) at the time fixed pursuant to Section 6.6 as the record date for the determination of Stockholders entitled to vote at such meeting; or (ii) if no such record date has been fixed, then at the close of business on the day next preceding the day on which notice thereof will be given. At any meeting of the Stockholders, each Stockholder of record entitled to vote at the meeting of Stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or by proxy authorized by the Stockholder or his authorized officer, director, employee or agent by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No such proxy may be voted or acted upon after three years from the date of its authorization unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction will be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Stockholder entitled to vote or by such Stockholder's proxy, a stock vote will be taken by ballots (which may be submitted by

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electronic transmission), each of which will state the name of the
Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         2.8. ACTION AT MEETING.

              2.8.1. REQUISITE VOTE. At each meeting of Stockholders where a quorum is present, the holders of a majority of the capital stock present or represented by proxy and entitled to vote thereon will decide any matter to be voted upon by the Stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

              2.8.2. BUSINESS TO BE CONDUCTED. At any Annual Meeting, only such business may be conducted as may be brought before the Annual Meeting:
(i) by or at the direction of the Board of Directors; or (ii) by any Stockholder who complies with the procedures set forth in this Section 2.8.

              2.8.3. BUSINESS TO BE BROUGHT BY STOCKHOLDERS. For business properly to be brought before an Annual Meeting by a Stockholder, the Stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a Stockholder's notice must be delivered to or mailed and received at the executive office of the Corporation not less than thirty days nor more than sixty days prior to the Annual Meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the Annual Meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a Stockholder's notice to the Secretary must set forth in writing as to each matter the Stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section
2.8. The chairman of an Annual Meeting will, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section
2.8 and, if he should so determine, he will so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting will not be transacted.

         2.9. INSPECTORS. For each election of directors by the Stockholders and in any other case in which it is advisable, in the opinion of the Board of Directors, that the voting upon any matter will be conducted by inspectors of election, the Board of Directors will appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board of Directors is unwilling or unable to serve, or if the Board of Directors fails to appoint inspectors, the chairman of the meeting will appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, will be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken will be subscribed by them. Such inspectors will determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the chairman of the meeting or any Stockholder entitled to vote thereat, the inspectors will make a report in writing of any challenge, question or matter determined by them and will execute a certificate of any fact found by them. No

                                     3

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director or candidate for the office of director will act as an inspector of election of directors. Inspectors need not be Stockholders.

         2.10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any Annual Meeting or special meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if: (i) a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted; and (ii) such consents are delivered to the Corporation by delivery to its registered office in Delaware, its executive office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office will be made by hand or by certified or registered mail, return receipt requested. Every written consent must bear the date of signature of each Stockholder who signs the consent. No written consent will be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation as set forth above, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section. Prompt notice of the corporate action taken without a meeting by less than unanimous written consent will be given to those Stockholders who have not consented in writing.

                           ARTICLE 3 - DIRECTORS

         3.1. GENERAL POWERS. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, which may, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, exercise all of the powers and do all such acts and things as may be exercised or done by the Corporation, including the unqualified power:

               3.1.1. to declare dividends from time to time in accordance with law;

               3.1.2. to purchase or otherwise acquire any property, rights or privileges on such terms as it determines;

               3.1.3. to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

               3.1.4. to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

               3.1.5. to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

               3.1.6. to adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

               3.1.7. to adopt from time to time such insurance, retirement and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

               3.1.8. to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

                                     4

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In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         3.2. NUMBER; ELECTION AND QUALIFICATION. Subject to Section
3.3, the number of directors which constitute the whole Board of Directors will be no greater than nine and not less than three. The number of directors may be decreased at any time and from time to time either by the Stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Except as otherwise set forth in these Bylaws, the directors will be elected at the Annual Meeting of Stockholders by such Stockholders as have the right to vote at such election as set forth in these Bylaws. At each meeting of Stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast will be elected directors. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any Stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.2. Directors must be at least 21 years of age. Directors need not be Stockholders of the Corporation. All nominations by Stockholders must be made pursuant to timely notice in proper written form to the Secretary. To be timely, a Stockholder's notice must be delivered to or mailed and received at the executive office of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such Stockholder's notice must set forth in writing: (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), including such person's written consent to being a nominee and to serving as a director if elected (irrespective of whether the Exchange Act is applicable to the Corporation); and (ii) as to the Stockholder giving the notice, the (a) name and address, as they appear on the Corporation's books, of such Stockholder and (b) the class and number of shares of stock of the Corporation which are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director will furnish to the Secretary the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

         3.3. ENLARGEMENT OF THE BOARD OF DIRECTORS. The number of directors may be increased at any time and from time to time by the Stockholders or by a majority of the directors then in office.

         3.4. TENURE. Directors will be divided into three class, i.e., Class A, Class B and Class C. Each director will serve for a three year term, provided that the Board of Directors will set the initial term of Class A directors at one year and Class B directors at two years so that no class of directors will have terms that expire during the same year. Each director holds office for his term and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         3.5. VACANCIES. Unless and until filled by the Stockholders at the Annual Meeting or a special meeting of the Stockholders called for that purpose, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. A director chosen to fill a position resulting from an increase in the number of directors will hold office until the expiration of his term and until his successor is elected and qualified, or until his earlier death, resignation or removal.

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         3.6.  RESIGNATION. Any director may resign at any time upon notice given in writing or electronic transmission to the Corporation at its executive office or to the Chairman, Chief Executive Officer or Secretary. Such resignation is effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

         3.7. PLACE OF MEETINGS. Meetings of the Board of Directors will be held at the Corporation's executive office or at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as may be specified or fixed in the notice or waiver of notice of any such meeting.

         3.8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such date and time as may be determined by the Board of Directors; provided that any director who is absent when such determination is made must be duly given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately before or after and at the same place as the Annual Meeting of Stockholders.

         3.9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any date and time designated in a call by the Chairman, the Chief Executive Officer, two or more directors or by one director in the event that there is only a single director in office.

         3.10. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors must be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice of each special meeting of the Board of Directors, stating the time and place thereof, must be either: (i) mailed to each director not less than three days prior to the meeting, addressed to such director at his or her residence or usual place of business; or (ii) sent to him by facsimile, telex, cable or telegram or other electronic transmission so addressed, or given personally or by telephone, on twenty four hours notice. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         3.11. MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors may participate in meetings of the Board of Directors by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means constitutes presence in person at such meetings.

         3.12. QUORUM. A majority of the total number of the whole Board of Directors constitutes a quorum at all meetings of the Board of Directors. In the event one or more of the directors is disqualified to vote at any meeting, then the required quorum will be reduced by one for each such director so disqualified; provided, however, that in no case will less than one-third of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum is present.

         3.13. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present is sufficient to take any action, unless a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws.

         3.14. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors then in office consent in writing or by electronic transmission to the action and the written consents or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors.

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         3.15. REMOVAL. Subject to the rights of holders of Preferred Stock to elect directors under circumstances specified in a resolution of the Board of Directors adopted pursuant to the provisions of the Certificate of Incorporation and these Bylaws establishing such series, a director may be removed from office, but only for cause, by the affirmative vote of the holders of more than fifty percent of the voting power of the Voting Stock (as defined below), voting together as a single class. "VOTING STOCK" means the Common Stock and any Preferred Stock entitled to vote generally in the election of directors of the Corporation.

         3.16. COMPENSATION OF DIRECTORS. The Board of Directors may provide for the payment to any of the directors of a specified amount for services as director or member of a committee of the Board of Directors, or of a specified amount for attendance at each regular or special Board of Directors meeting or committee meeting, or of both. All directors will be reimbursed for ordinary and necessary expenses of attendance at any such meeting. No such payment precludes any director from serving the Corporation or any of its subsidiary corporations in any other capacity and receiving compensation for such services.

              ARTICLE 4 - COMMITTEES OF THE BOARD OF DIRECTORS

         4.1. APPOINTMENT AND POWERS OF EXECUTIVE COMMITTEE. The Board of Directors may, by affirmative vote of a majority of the directors, establish an Executive Committee with such members as it chooses. Any Executive Committee designated under this Section 4.1 may exercise the power and authority of the Board of Directors to declare dividends, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board of Directors so provides. Except as provided by Delaware law, during the interval between the meetings of the Board of Directors, the Executive Committee will possess and may exercise all the powers of the Board of Directors in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other committee of the Board of Directors), in such manner as the Executive Committee deems in the best interests of the Corporation in all cases in which specific directions have not been given by the Board of Directors. The Executive Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board of Directors otherwise provides. Either the Chairman or any member of the Executive Committee may call the meetings of the Executive Committee.

         4.2. APPOINTMENT AND POWERS OF AUDIT COMMITTEE. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the directors, designate an Audit Committee of the Board of Directors, which will consist of such number of members as the Board of Directors determines. The Audit Committee will: (i) make recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board of Directors otherwise provides. A majority of the members of the Audit Committee constitutes a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum is present is the act of the committee.

         4.3. APPOINTMENT AND POWERS OF NOMINATING COMMITTEE. The Board of Directors may establish, by resolution adopted by the affirmative vote of a majority of the directors, a Nominating


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Committee for purposes of selecting nominees to be recommended by the Board of Directors for election as directors. Such committee will consist of such number of directors as the Board of Directors may determine.

         4.4. COMPENSATION COMMITTEE; OTHER COMMITTEES. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the directors, designate members of the Board of Directors to constitute a Compensation Committee and such other committees of the Board of Directors as the Board of Directors may determine.

         4.5. POWERS OF SUCH COMMITTEES. Such committees will in each case consist of such number of directors as the Board of Directors may determine, and will have and may exercise, to the extent permitted by law, such powers as the Board of Directors may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board of Directors or these Bylaws otherwise provide. Unless the Board of Directors or these Bylaws otherwise provide, a majority of the members of any such committee constitutes a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum is present is the act of the committee.

         4.6. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Unless the Board of Directors otherwise provides, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee must be filed with the minutes of the proceedings of the committee. Unless the Board of Directors otherwise provides, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means constitutes presence in person at a meeting of the committee.

         4.7. RESIGNATIONS; REMOVALS. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board of Directors, the Chairman, the Chief Executive Officer, the chairman of such committee or the Secretary will be deemed to constitute notice to the Corporation. Such resignation will take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation will not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors at any meeting of the Board of Directors called for that purpose. Any vacancies on any committee of the Board of Directors will be filled in the manner set forth above in respect of the appointment of such committee.

                            ARTICLE 5 - OFFICERS

         5.1. ENUMERATION. The Corporation will have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation will consist of a Chief Executive Officer, president ("PRESIDENT"), treasurer ("TREASURER"), Secretary and such other officers with such other titles as the Board of Directors determines from time to time, including a Chairman, vice-chairman of the Board of Directors ("VICE-CHAIRMAN OF THE BOARD") and one or more vice presidents ("VICE PRESIDENT"), assistant treasurers ("ASSISTANT TREASURER") and assistant secretaries ("ASSISTANT SECRETARY").

         5.2. ELECTION. The Chief Executive Officer, President, Treasurer and Secretary will be elected annually by the Board of Directors at its first meeting following every Annual Meeting of Stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. The failure to elect an officer will not affect the existence of the Corporation.

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         5.3. QUALIFICATION. No officer need be a Stockholder. Any two or more offices may be held by the same individual.

         5.4. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer will hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

         5.5. RESIGNATION AND REMOVAL. Any officer may resign at any time by delivering his written resignation to the Corporation at its executive office or to the Chief Executive Officer or Secretary. Such resignation is effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective. Any officer of the Corporation may be removed at any time, with or without cause, by the Chief Executive Officer or by vote of a majority of the entire number of directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed will have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, but any such resignation or removal is without prejudice to the contract rights, if any, of the individual so resigning or removed.

         5.6. VACANCIES. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, will be filled in the manner prescribed for election or appointment to such office. The Board of Directors may, in its discretion, leave unfilled for any period as it may determine any offices other than President, Treasurer and Secretary.

         5.7. CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors will appoint a Chairman and may appoint a Vice-Chairman of the Board. The Chairman will preside over all meetings of the Board of Directors and at all meetings of the Stockholders and will perform such other duties and possess such other powers as are assigned to him by these Bylaws or by the Board of Directors from time to time. If the Board of Directors appoints a Vice-Chairman of the Board, he will, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and will perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

         5.8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer is the senior-most executive officer of the Corporation and has the powers and duties incident to that position. Subject to the powers and direction of the Board of Directors, the Chief Executive Officer is in charge of the entire business and affairs of the Corporation, and is the Corporation's chief policy making officer. The Chief Executive Officer will have such other powers and will perform such other duties as may be prescribed by these Bylaws or by the Board of Directors from time to time. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he will perform all duties and have all powers which are commonly incident to the office of chief executive officer. He will have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and will have general supervision and direction of all of the other officers, employees and agents of the Corporation.

         5.9. PRESIDENT. The President will, subject to the direction of the Board of Directors and the Chief Executive Officer, supervise the daily operations of the business of the Corporation, and will report to the Chief Executive Officer. Unless the Board of Directors has appointed a Chief Executive Officer, the President will be the Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Chief Executive Officer or the Board of Directors, the President will perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him by the Chief Executive Officer or the Board of Directors.

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         5.10. VICE PRESIDENTS. Any Vice President will perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there is more than one, the Vice Presidents in the order determined by the Board of Directors) will perform the duties of the President and when so performing will have all the powers and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of "Executive Vice President", "Senior Vice President" or any other title selected by the Board of Directors.

         5.11. SECRETARY AND ASSISTANT SECRETARIES. The Secretary will perform such duties and have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary will perform such duties and have such powers as are incident to the office of secretary of a corporation, including the duty and power to give notices of all meetings of the Stockholders and special meetings of the Board of Directors, to attend all meetings of the Stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of Stockholders and their addresses as required by these Bylaws or applicable law, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary will perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors) will perform the duties of the Secretary and when so performing will have all the power of and be subject to all the restrictions upon the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of Stockholders or directors, the person presiding at the meeting will designate a temporary secretary to keep a record of the meeting.

         5.12. TREASURER AND ASSISTANT TREASURERS. The Treasurer will perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer will perform such duties and have such powers as are incident to the office of treasurer of a corporation, including the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors or Chief Executive Officer or President, to make proper accounts of such funds and to render as required by the Board of Directors, Chief Executive Officer or President statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurer will perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there is more than one, the Assistant Treasurers in the order determined by the Board of Directors) will perform the duties of the Treasurer and when so performing will have all the powers of and be subject to all the restrictions upon the Treasurer.

         5.13. SALARIES. Officers of the Corporation will be entitled to such salaries, compensation or reimbursement as may be fixed or allowed from time to time by the Board of Directors or the Compensation Committee.

         5.14. DELEGATION OF AUTHORITY. The Chief Executive Officer or the Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         5.15. BONDS OF OFFICERS. If required by the Chief Executive Officer or the Board of Directors, any officer of the Corporation will give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board of Directors or Chief Executive Officer may require.

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                         ARTICLE 6 - CAPITAL STOCK

         6.1. ISSUANCE OF STOCK. Unless otherwise voted by the Stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

         6.2. CERTIFICATES OF STOCK. Every Stockholder will be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares of stock owned by him in the Corporation. Each such certificate will be signed by, or in the name of the Corporation by, the Chairman, the Vice-Chairman of the Board, if any, or the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of Stockholders or among Stockholders and the Corporation will have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction.

         6.3. STOCK LIST. A complete list of Stockholders entitled to vote at any meeting of Stockholders, arranged in alphabetical order for each class of stock and showing the address of each such Stockholder and the number of shares of the Corporation which are registered in such Stockholder's name, will be maintained by the Corporation and open to the examination of any such Stockholder, for any purpose germane to a Stockholder meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list will also be kept at the place of the meeting during the whole time thereof and will be open to the examination of any such Stockholder who is present. This list will presumptively determine the identity of the Stockholders entitled to vote at the meeting and the number of shares held by each of them.

         6.4. TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law or other restrictions on transfers, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signatures as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation will be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

         6.5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such bond as the Board of Directors may require sufficient to indemnify the Corporation, any transfer agent or registrar against any claim that may be made against any or all of them on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

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         6.6. RECORD DATE.

              6.6.1. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date may not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the day on which the meeting is held and, for determining Stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date will be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

              6.6.2. STOCKHOLDER CONSENTS. In order that the Corporation may determine the Stockholders entitled to consent to a corporate action in writing without a meeting, the Board of Directors may fix a record date, which may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date may be not more than ten days after the date upon which the resolution fixing the record date is adopted. Any Stockholder of record seeking to have the Stockholders authorize or take a corporate action by written consent will, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors will promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.10. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the Stockholders, the record date for determining Stockholders entitled to consent to corporate action in writing will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

              6.6.3. ADJOURNED MEETINGS. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6.7. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock will be governed by such other regulations as the Board of Directors may establish.

            ARTICLE 7 - CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         7.1. CONTRACTS. The Board of Directors or Chief Executive Officer or President may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board of Directors or the Chief Executive Officer or the President, no officer, agent or employee will have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or for any amount.

         7.2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the


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Corporation, will be signed in the name and on behalf of the Corporation in such manner as may from time to time be authorized by the Board of Directors, which authorization may be general or confined to specific instances.

         7.3. LOANS. No loan will be contracted on behalf of the Corporation, and no negotiable paper will be issued in its name, unless authorized by the Board of Directors, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans will be made, executed and delivered as the Board of Directors may authorize.

         7.4. DEPOSITS. All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board of Directors. The Board of Directors or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.

                            ARTICLE 8 - NOTICES

         8.1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any Stockholder, director, officer, employee or agent must be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by prepaid telegram, mailgram or by facsimile transmission or other form of electronic transmission such as e-mail. Any such notice must be addressed to such Stockholder, director, officer, employee or agent at such person's last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile or other form of electronic transmission, is the time of the giving of the notice.

         8.2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or the duly authorized attorney of such person, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, will be deemed equivalent to such notice. The appearance of such person at a meeting in person or by proxy constitutes a waiver of lack of notice or defective notice of such meeting, except when the person or proxy at the beginning of the meeting objects to holding the meeting or transacting any business at the meeting because the meeting is not lawfully called or convened. Attendance of a person or proxy at any special meeting of the Stockholders constitutes a waiver of objections to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice unless such person or proxy objects to considering the matter when it is presented. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                       ARTICLE 9 - GENERAL PROVISIONS

         9.1. FISCAL YEAR. The fiscal year of the Corporation will be as fixed by the Board of Directors.

         9.2. CORPORATE SEAL. The Board of Directors may, but is not required to, provide a suitable seal, containing the name of the Corporation, which seal will be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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         9.3. VOTING OF SECURITIES OF OTHER CORPORATIONS. Except as the
Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as proxy or attorney-in-fact for the Corporation (with or without power of substitution) with the power to vote and otherwise act on behalf of the Corporation at any meeting of stockholders of or with respect to any action of stockholders of any other corporation or organization in which the Corporation may hold stock or equity interests and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of stock or equity interests in such other corporation or organization.

         9.4. EVIDENCE OF AUTHORITY. A certificate by the Secretary or an Assistant Secretary or a temporary secretary as to any action taken by the Stockholders, the directors, a committee or any officer or representative of the Corporation is, as to all persons who rely on the certificate in good faith, conclusive evidence of such action.

         9.5. CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation refer to the certificate of incorporation of the Corporation as amended and in effect from time to time.

         9.6. TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one or more of its directors, officers or Stockholders or between the Corporation and any other person (as used herein, "PERSON" means any other natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership, employee benefit plan or other organization irrespective of whether it is a legal entity, and any governmental authority) in which one or more of its directors, officers or Stockholders are directors, officers or shareholders, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer or Stockholder is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors or the Stockholders which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

         9.7. SEVERABILITY. Any determination that any provision in these Bylaws is for any reason inapplicable, illegal or ineffective will not affect or invalidate any other provision of these Bylaws.

         9.8. CONSTRUCTION. Unless the context of these Bylaws clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in these Bylaws refer to these Bylaws as a whole and not to any particular provision of these Bylaws;
(vii) Article and Section references are to these Bylaws unless


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otherwise specified; (viii) reference to any agreement (including these
Bylaws), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         9.9. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         9.10. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors and each officer of the Corporation will, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         9.11. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used, the day of the doing of the act will be excluded, and the day of the event will be included.

                          ARTICLE 10 - AMENDMENTS

         10.1. BY THE BOARD OF DIRECTORS. Subject to the rights of the Stockholders set forth in Section 10.2, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present, provided that notice of any alteration, amendment or repeal voted by the directors is given within ten days of the vote to all of the Stockholders entitled to vote at any regular or special meeting of the Stockholders.

         10.2. BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding, present in person or by proxy and entitled to vote at any regular meeting of Stockholders, or at any special meeting of the Stockholders, provided that notice of such alteration, amendment, repeal or adoption of new bylaws has been stated in the notice of any such special meeting.

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